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                                   Exhibit 10
Agreement dated January 30, 2002, by and among OXIS International, Inc., and Meridian Financial Group, L.L.P. providing for the sale by OXIS to Meridian of
1.5 million shares of Series F Convertible Preferred Stock (with Exhibits A, B and C attached thereto).

                            OXIS INTERNATIONAL, INC.

                            SERIES F PREFERRED STOCK
                               PURCHASE AGREEMENT

              This SERIES F PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 30th day of January, 2002 by and among OXIS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and MERIDIAN FINANCIAL GROUP, L.L.P., a Nevada limited liability partnership (referred to herein as an "Investor").

                      THE PARTIES HERETO AGREE AS FOLLOWS:

1.     Authorization of Preferred Stock and Warrants; Purchase and Sale of
                          Preferred Stock and Warrants.

1.1 Authorization of Preferred Stock and Warrants. The Company has authorized the issue and sale of a minimum of 1,500,000 shares of Series F Preferred Stock, $0.01 par value (the "Preferred Stock") and up to a maximum of 2,000,000 shares of Preferred Stock, to be issued under this Agreement together with warrants to purchase 2,000,000 shares of Common Stock (the "Warrants") at an exercise price of $1.00 per share and exercisable for a period of five years from the date of issue. The rights, privileges, and preferences of the Series F Preferred Stock are as set forth in the Certificate of Designation (the "Certificate") in the form attached to this Agreement as Exhibit A. The form of
                                                         ---------
Warrants shall be as set forth in Exhibit B attached to this Agreement.
                                  ---------

1.2 Purchase and Sale of Preferred Stock and Warrants. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, Investor agrees to purchase from the Company a minimum of 1,500,000 shares of Preferred Stock and up to a maximum of 2,000,000 shares of Preferred Stock (collectively, the "Shares") for a purchase price of $1.00 per share of Preferred Stock together with the Warrants.

1.3 The Closing. The purchase and sale of the Shares and Warrants will take place at the closing (the "Closing") not later than February 22, 2002, at Tonkon Torp LLP at 11:00 a.m. (PST) or at such other place and time as the parties shall mutually agree, but in any event the initial Closing shall not occur any later than this date unless the parties mutually agree to a further extended date.

         1.3.1 The initial Closing shall take place upon receipt and acceptance by the Company of $200,000 or portion thereof drawn down by Company as of this date from a

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         bank agreed upon between the Company and Investor in the form of an operating credit line for the Company to be used by the Company as working capital as more fully described below in Section 1.3.2. Such amount received by the Company from the bank shall be attributed to Investor for purposes of payment of a portion of the purchase price hereunder for the Shares and Warrants. Upon the final Closing, and only then, Investor shall receive, upon satisfaction of the remaining closing conditions under Sections 4 and 5, that number of Shares and Warrants dollar for dollar for each dollar received by the Company as contemplated under Section 1.2.

                    1.3.2 After the initial Closing, the final Closing shall take place (i) upon satisfaction of the applicable closing conditions set forth in Sections 4 and 5, (ii) upon receipt by the Investor by the Closing Date of a written statement from the Company that the Company has deployed the working capital received at the initial Closing as planned, and (iii) upon receipt and acceptance by the Company of an amount from Investor equal to a minimum of $1,500,000 and a maximum of $2,000,000, in each case less the amount previously paid to the Company at the initial Closing under Section 1.3.1 above.

                    1.3.3 At each Closing, the Company will deliver certificates and warrants to the Investor, registered in Investor's name, in denominations requested by Investor, representing the number of shares of Preferred Stock and Warrants acquired by Investor pursuant to this Agreement against payment of the purchase price thereof in lawful money of the United States of America by wire transfer payable to the Company or as otherwise designated by the Company in writing.

         1.4 Common Stock Alternative. If for any reason which is not the fault of Company the initial Closing has occurred but the final Closing referred to above in Section 1.3 does not occur, Investor has agreed that the funds advanced under Subsection 1.3.1 shall represent Investor's purchase of the Common Stock of Company on the basis of $0.10 per share of Common Stock.

                    2.   Representations and Warranties.

         In order to induce the Investor to enter into this Agreement and to purchase the Shares and Warrants hereunder, the Company hereby represents and warrants to Investor that, as of the date of this Agreement and as of the date of each Closing, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C:
   ---------

     2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation in the State of Oregon. The Company is not qualified to do business as a foreign corporation in any other jurisdiction and the failure to so qualify does not have a material adverse effect on the Company's business, condition or results of operations ("Material Adverse Effect"). The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted and to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, which have been

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furnished to the Investor by the Company, are true, correct and complete and have not been amended or modified further.

    2.2 Authorization. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of the Company.

    2.3 Valid Issuance of Preferred Stock and Warrants. The Preferred Stock and Warrants that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of all liens, charges, claims, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

    2.4 Governmental Consents. No consent, approval, qualification, order or authorization of or filing with any local, state or federal governmental authority is required on the part of the Company in connection with the Company's execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Preferred Stock and Warrants, except such filings as have been or will be made prior to Closing, and except any notices of sale required to be filed with the Securities and Exchange Commission (the "SEC") under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and such post-closing filings as may be required under applicable state securities laws, all of which will be timely filed within the applicable periods therefor.

    2.5 Capitalization and Voting Rights. The authorized capital of the Company consists of authorization to issue 95 million shares of voting Common Stock, $0.001 par value, of which 9,660,458 shares of Common Stock were issued and outstanding on December 31, 2001; and authorization to issue 15 million shares of Preferred Stock, $0.01 par value, of which 428,389 shares of Series B Preferred Stock and 608,536 shares of Series C Preferred Stock remain issued and outstanding as of December 31, 2001. The shares of Series B and Series C Preferred Stock are convertible into Common Stock and have voting rights equivalent in total to 218,936 shares of Common Stock. These series of preferred shares have preferential rights with respect to liquidation and dividends as specified in the Company's restated Certificate of Incorporation. The Company has not issued any stock options, warrants or other rights to acquire shares of stock of the Company except as set forth in Schedule 2.5 of the Schedule of Exceptions.

    2.6 Subsidiaries. The Company owns and controls, directly or indirectly, the interests in other corporations as follows:

                        OXIS Acquisition Inc.
                        OXIS Health Products, Inc.
                        OXIS Instruments, Inc.
                        OXIS International, SA

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                        OXIS International UK Ltd.
                        OXIS Isle of Man
                        OXIS Therapeutics, Inc.
                        OXIS Wellness Services

         2.7 Registration Rights. Except as set forth in Schedule 2.7 attached hereto and in Section 7. (Registration Rights for Investor), the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

         2.8 Compliance With Other Instruments. The Company is not in violation or default in any material respect of (a) any provision of its restated Certificate of Incorporation or Bylaws, (b) any provision of any mortgage, lease, indenture or agreement, to which it is a party or by which it is bound or to which it or any of its respective properties or assets are subject, or (c) to the best of its knowledge, any judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The Company, by reason of the merger of its predecessors in 1994, is possibly the subject of an SEC consent order issued on July 15, 1981 involving such predecessor. The Company, if subject to the order, is now and has been continuously in compliance with that order and believes that its existence in no way affects the Company's conduct of its business. If, indeed, the consent order applies to OXIS and its current management, it requires that OXIS comply with applicable SEC proxy rules when soliciting proxies and to have procedures in place which assure such compliance, which actions OXIS conforms to as a matter of course. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license or similar authority applicable to the Company, its business or operations or any of its assets or properties.

         2.9 Litigation. Except as reported in Schedule 2.9, there is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in a Material Adverse Effect.

         2.10 Offering. Subject in part to the truth and accuracy of Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

         2.11 Financial Statements. The Company has delivered to Investor its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows including notes thereto) at December 31, 2000 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows including notes thereto) at September 30, 2001 and for the quarter then ended (together, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting

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principles applied on a consistent basis throughout the periods reported. The
Financial Statements fairly present the financial condition and operating results of the Company as of the dates and for the periods indicated therein, and the auditor's opinion carries a "going concern" qualification. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to September 30, 2001 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements that in both cases, individually or in the aggregate, are not material to the business, properties, prospects or financial condition of the Company.

         2.12 Changes. As disclosed in the Company's SEC filings, including its 10-Q report filed for the third quarter 2001, the Company has suffered adverse changes which have had a Material Adverse Effect on the business and financial condition of the Company (the Company's audited financial statements contain a going concern qualification in the accountant's opinion and warning statements to investors that without additional investment of capital the Company will be forced to cease operations and/or seek bankruptcy protection).

         2.13 Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of their respective agents.

     3.     Representations and Warranties and other Agreements of the Investor.

         3.1 Representations and Warranties. Investor hereby represents and warrants to the Company that, as of the date of this Agreement and as of the date of each Closing:

                 3.1.1 Organization; Valid Existence; Qualification. Investor is a limited liability partnership duly organized and validly existing under the laws of the State of Nevada, and is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition. Investor has all requisite corporate power and authority to own and operate its properties and assets and to carry on business as now conducted and as presently proposed to be conducted, and to execute and deliver this Agreement, to purchase the Shares and Warrants hereunder and to carry out the provisions of this Agreement.

                 3.1.2 Authorization and No Conflict. Investor has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of Investor enforceable against it in accordance with its terms. The execution and delivery of this Agreement by Investor, and the consummation by Investor of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right

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of termination or acceleration under, or result in the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of Investor under any of the terms, conditions or provisions of (a) its charter or governing instruments, including its partnership agreement, (b) any provision of any mortgage, lease, indenture or agreement, to which it is a party or by which it is bound or to which it or any of its properties or assets are subject, or (c) to the best of its knowledge, any judgment, order, writ, decree, statute, rule or regulation applicable to Investor.

     3.1.3 Purchase Entirely for Own Account. That the Shares and Warrants to be purchased by Investor and the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same. Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or to any third party with respect to any of the Securities.

     3.1.4 Reliance Upon Investor's Representations. Investor understands that the Securities have not been registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to
Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein. Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Investor has no such intention.

     3.1.5 Investment Experience. Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development or financial crisis and acknowledges that Investor is able to fend for itself, can bear the economic risk of Investor's investment and has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the investment in the Securities.

     3.1.6 Accredited Investor. Investor is an "accredited investor" as defined in Rule 501(a)(8) promulgated under the Securities Act, which status shall be confirmed to Company upon Closing.

     3.1.7 Receipt of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Stock and Warrants and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possesses such

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         information or could acquire it without unreasonable effort or expense)
         necessary to verify the accuracy of any information furnished to Investor or to which it had access.

           3.1.8 Restricted Securities. Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

           3.1.9 Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Investor, and Investor agrees to indemnify and hold the Company harmless against any damages incurred as a result of any such claims.

           3.1.10 SEC Reports. Following each Closing, as applicable, Investor will timely file all documents required to be filed by it with the SEC under the 1934 Act (as defined in Section 7.2.1) in connection with the purchase of the Shares and Warrants hereunder.

   3.2   Further Limitations on Disposition.

           3.2.1 Investor further agrees not to make any disposition of all or any portion of the Shares or Warrants unless and until:

                     (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or

                     (ii) (A) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) Investor shall have furnished the Company with an opinion from counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and that all requisite action has been or will be, on a timely basis, taken under any applicable state securities laws in connection with such disposition.

   3.3 Legends. It is understood that the certificates evidencing the Shares and Warrants may bear substantially the following legends:

           3.3.1 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION

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         STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN
         OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION
         IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF
         SUCH ACT."

         3.3.2 Any legend required by the laws of any other applicable jurisdiction.

         4. Conditions to the Investor's Obligations at each Closing.

         The obligations of the Investor under Section 1 of this Agreement to purchase the Shares and Warrants are subject to the fulfillment at or before each respective Closing (unless otherwise specified) of each of the following conditions, unless waived by the Investor:

         4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the final Closing.

         4.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

         4.3 Certificate of Designation. On or prior to the final Closing, the Company shall have filed with the Secretary of the State of Delaware the Certificate of Designation which is attached hereto as Exhibit A.
                                                       ---------

         4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and Warrants to the Investor pursuant to this Agreement, other than those which are not required to be obtained before such Closing, shall have been duly obtained and shall be effective on and as of the final Closing.

         4.5 Compliance Certificate. The President of the Company shall deliver to Investor at the final Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2 and 4.4 have been fulfilled.

         4.6 Board of Directors. Effective upon the final Closing, the authorized number of directors of the Company shall be seven and shall consist of three directors designated by the Investor.

         4.7 Legal Opinion. At the final Closing, the Investor shall have received an opinion from the Company's counsel, Tonkon Torp LLP, confirming the substance of the representations and warranties of the Company set out in Sections 2.1, 2.2 and 2.3.

         5. Conditions of the Company's Obligations at each Closing.

         The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before each Closing as hereinbelow specified of each of the following conditions unless waived by the Company:

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         5.1   Representations and Warranties. The representations and
warranties of the Investor contained in Section 3 shall be true and correct on and as of the date of final Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         5.2 Payment of Purchase Price. The Investor shall have delivered payment of the aggregate purchase price of the Shares and Warrants to be purchased by it at each Closing as set forth in Section 1.3.

         5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Stock and Warrants pursuant to this Agreement will be duly obtained and effective as of the final Closing.

         5.4 Compliance Certificate. The Managing Partner of Investor shall deliver to the Company at the final Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.3 have been fulfilled.

         5.5 Board of Director Approval. The Company's Board of Directors shall have approved and authorized the execution and delivery of this Agreement and the Closing and sale of the Shares and Warrants hereunder.

                                  6. Covenants.

          6.1 Audited Annual Financial Statements.The Company will deliver to Investor, within one hundred twenty (120) days after the end of each fiscal year, a copy of the audited balance sheet of the Company as of the end of such year, together with audited consolidated and consolidating statements of income and of cash flows of the Company for such year, all in reasonable detail, and prepared in accordance with generally accepted accounting principles, consistently applied.

         6.2 Quarterly Financial Statements and Budgets. The Company will furnish to Investor within forty-five (45) days after the end of each quarter, other than the last quarter of the fiscal year of the Company, a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and unaudited consolidated statements of income and of cash flows of the Company for such quarter. Each of the foregoing balance sheets and statements should set forth in comparative form the corresponding budgeted figures. The balance sheets and statements should be in reasonable detail, and be prepared in accordance with generally accepted accounting principles, consistently applied, except that such financial statements need not contain all footnotes required under generally accepted accounting principles.

         6.3   Right of First Refusal.

                   6.3.1 Except as provided in Section 6.3.6, the Company shall not issue or sell any of its equity securities (including securities convertible into equity securities) (collectively, the "Future Shares") to any person without first providing Investor (whose right of first

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          refusal has not terminated pursuant to this Section 6.3.1 as described more fully below) (each a "Holder") the right to subscribe for its Proportionate Percentage (as defined in Section 6.3.4 of such Future Shares at the same price and on the same terms (including the method of purchase; provided, however, that if the issuance or sale of the equity securities constitutes a Designated Financing (as defined below), a particular holder of Series F Preferred Stock shall only be entitled to the right of first refusal if such holder has purchased his, her or its pro rata share of the Designated Financing pursuant to such holder's rights under this Section; provided, further, that the Holders shall have the option of purchasing Future Shares with cash, regardless of the method of purchase offered to such person) as shall be offered to such third party and which shall have been specified by the Company in a writing delivered to each Holder (the "Proposal"). Notwithstanding the foregoing, if the issuance or sale of the equity securities constitutes a Designated Financing and if a particular holder of Series F Preferred Stock elects not to purchase his, her or its pro rata share of the Designated Financing pursuant to such holder's right under this Section, then the right of first refusal under this Section shall terminate as to that holder. A "Designated Financing" means an equity financing of $500,000 or more that is subject to the right of first refusal under this Section. The Proposal by its terms shall remain open and irrevocable for a period of fifteen
          (15) days from the date it is delivered by the Company to each Holder (the "Future Shares Exercise Period"). The Proposal shall also certify that the Company has either (a) received a firm offer from a prospective purchaser, who shall be identified in such certification, so that the Company in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent or present value set forth in such certification; or (b) intends in good faith to make an offering of its securities at the price and on the terms set forth in such certification.

                    6.3.2 Notice of each Holder's acceptance, in whole or in part, of the Proposal made pursuant to Section 6.3.1 hereof shall be evidenced by a writing signed by such Holder delivered to the Company prior to the end of the Future Shares Exercise Period setting forth that portion of the Future Shares, as the case may be, which the Holder elects to purchase (the "Notice of Purchase"). If a Holder does not deliver such written notice within the Future Shares Exercise Period, such Holder shall be deemed to have elected not to purchase all or any part of such Future Shares.

                    6.3.3 In the event that the Holders elect not to purchase all of such Future Shares, the Company shall have sixty (60) days from the expiration of the Future Shares Exercise Period to offer and sell any part of such Future Shares not elected to be purchased by the Holders (the "Refused Future Shares") to any other person(s), but only upon terms and conditions in all respects (including, without limitation, price, seniority, dividends and liquidation, redemption and conversion rights) which are no more favorable to such other person(s) or less favorable to the Company than those set forth in the Proposal; provided, however, that such sale be to the same person(s) or their affiliates identified in the Proposal, if so identified pursuant to Section 6.3.1. In the event that the Company so sells the Refused Future Shares to such other person(s), the sale to each Holder of the Future Shares in respect of which a Notice of Purchase was delivered to the Company by such Holder shall occur upon the closing of the sale to such other person(s)

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     of Refused Future Shares (which closing shall include full payment to the
     Company). If there are no Refused Future Shares, the sale to such Holder of such Future Shares shall occur within twenty (20) days of the expiration of the Future Shares Exercise Period. In any event, the sale to such Holder of such Future Shares shall be on the terms specified in the Proposal. Any Refused Future Shares not purchased by such other person(s) within the sixty (60) day period shall remain subject to this Section 6.3.

               6.3.4 The term "Proportionate Percentage" shall mean, as to any Holder, that percentage figure which expresses the ratio which (i) the aggregate number of shares of Common Stock then (a) outstanding and owned by such Holder and (b) issuable upon conversion or exercise of securities which are convertible into or exercisable for Common Stock outstanding and owned by such Holder bears to (ii) the aggregate number of shares of Common Stock (a) outstanding and owned by all stockholders of the Company and (b) issuable upon conversion or exercise of options, warrants, other securities and other rights which are convertible into or exercisable for Common Stock outstanding and owned by all stockholders of the Company.

               6.3.5   For purposes solely of the computation required under
     Section 6.3.4, the Holders and other stockholders of the Company shall be treated as having converted or exercised all options, warrants, other securities and other rights which are convertible into or exercisable for shares of Common Stock at the rate at which such securities are convertible into or exercisable for Common Stock at the time of such computation.

               6.3.6 Notwithstanding anything in Section 6.3.1 to the contrary, a Holder shall not be entitled to any preemptive rights in connection with any issuance of shares of equity securities (including securities convertible into equity securities) listed below and Future Shares shall not include: (i) securities issued upon conversion of any outstanding shares of preferred stock; (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by and type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company;
     (iv) securities issued to employees, consultants, officers, advisors or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (v) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vi) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (vii) securities issued in a public or private offering with gross proceeds to the Company of at least $5,000,000 (a "Qualified Public Offering"); (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (ix) securities issued in payment of lease obligations or in connection with corporate partnering transactions or a strategic alliance (including suppliers, customers, entities helping the Company market or distribute its products or services, or any other strategic partner of the Company) or joint venture on terms approved by the Board of Directors; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of Future Shares pursuant to subsections (i) through (ix) above.

            6.3.7    The obligations of the Company to comply with this Section
     6.3 shall terminate upon a Qualified Public Offering. The obligations of the Company to comply with this Section 6.3 may be waived or amended (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the holders of a majority of the aggregate of the Shares sold hereunder or a majority of the aggregate of the Shares on an as-converted to Common Stock basis (excluding shares of Common Stock that are no longer "restricted securities" under the Securities Act). Any amendment or waiver effected in accordance with this
     Section 6.3.7 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of any such securities, and the Company.

            6.3.8 Investor shall have the right to assign the rights granted to the Investor in this Section 6.3 to any transferee who is acquiring or receiving at least 100,000 shares of the Company's Series F Preferred Stock.

     6.4 Due Diligence. Both parties have had the right to complete their due diligence investigation of the other. The period of due diligence investigation has, for purposes of this Agreement, terminated, and findings as a result of such due diligence investigation shall not be a basis of termination of this Agreement.

     6.5 Directors and Officers Insurance. The parties agree that promptly after the final Closing, the Company shall, using the proceeds from the sale of the Shares hereunder as necessary, purchase tail coverage Directors and Officers liability insurance covering the directors and officers of the Company as therein identified.

     6.6. Board of Director Composition. The parties have agreed that the ideal Board for the Company, immediately following the Closing, shall consist of seven directors, three of whom are representatives of Investor. If the parties agree that a different number of directors shall serve on the Company Board, then Investor shall be represented on such other Board in the same approximate ratio, i.e., three/sevenths of the total.

                             7. Registration Rights.

     7.1    Definitions.

            7.1.1 The terms "Form S-3," "Form S-4," and "Form S-8" means such respective forms under the Securities Act as in effect on the date hereof or any successor registration forms to Form S-3, Form S-4 and Form S-8, respectively, under the Securities Act subsequently adopted by the SEC.

          7.1.2 The term "Holder" as used in this Section 7 means any person owning Registrable Securities (as defined below) or any assignee thereof in accordance with Section 7.11 hereof.

          7.1.3 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

          7.1.4 The term "Registrable Securities" means any shares of Common Stock issuable upon conversion of Series F Preferred Stock held by Investor or issuable upon exercise of the Warrants held by Investor or any Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such stock; provided, however, that any shares shall cease to be Registrable Securities when they are (i) previously sold pursuant to a registered public offering; (ii) previously sold pursuant to an exemption from the registration requirements of the Securities Act under which the transferee does not receive "restricted securities;" (iii) previously sold in a private transaction in which the registration rights granted under this Agreement are not assigned; or (iv) eligible for sale without registration by such Holder within any three (3) month period pursuant to Rule 144 under the Securities Act ("Rule 144").

     7.2  Reports Under Securities Exchange Act of 1934.

          7.2.1 Resales Under Rule 144; Form S-3 Registration. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to have the resale of the Registrable Securities registered pursuant to a registration statement on Form S-3, the Company agrees to do the following:

                   (i) make and keep public information available, as those terms are understood and defined in Rule 144;

                   (ii) take such action, including compliance with the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                   (iii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                   (iv) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other documents as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

7.3 Demand Registration. At any time after March 31, 2003 and before the earlier of (i) January 1, 2006 or (ii) when all of the Registrable Securities may be sold by all of the Holders pursuant to Rule 144 without any volume limitations, the Holders holding a majority of the Registrable Securities may request in writing that all or part of the Registrable Securities shall be registered for public sale. Within twenty (20) days after receipt of any such request, the Company shall give written notice of such request to all the other Holders and, subject to the provisions of Section 7.9, shall include in such registration all Registrable Securities held by all the Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Thereupon, subject to the provisions of Section 7.9, the Company shall effect the registration of all Registrable Securities as to which it has received requests for registration for trading on the securities exchange specified in the request for registration with an underwriter acceptable to the Holders of a majority of the participating Registrable Securities. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to Section 7.3 and to become effective less than 120 days after the effective date of any registration requested pursuant to Section 7.3. The Company shall not be required to effect more than one (1) registration of Registrable Securities under this Section 7.3.

7.4 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock or other securities under the Securities Act and in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 or a Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given to the Company within fifteen (15) days after the receipt of the Company's notice, the Company shall, subject to the provisions of Section 7.9, cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the Securities Act; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.4 if: (1) Form S-3 (or any successor form to Form S-3 regardless of its designation) is not available for such offering by the Holders; or (2) the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would not be in the best interests of the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration for a period of not more than ninety (90) days after such certificate under (2) above was mailed to the Holders; provided, however, that the Company shall not utilize this right more than once in any twelve-month period.

7.5 Form S-3 Registration. If the Company receives a written request from the Holders holding a majority of the Registrable Securities that the Company file a registration statement on

Form S-3 under the Securities Act, or such other form of registration statement then available for use by the Company, covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $5,000,000, then the Company will, within twenty (20) days of the receipt thereof, give written notice of such request to all other Holders. The Company shall include in such registration all Registrable Securities held by all the Holders who wish to participate in such registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Thereupon, subject to the provisions of Section 7.9, the Company shall effect the registration of all Registrable Securities as to which it has received requests for registration, as soon as practicable, the registration on Form S-3 under the Securities Act, or such other form of registration statement then available for use by the Company. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to this Section 7.5 and the Company will include such information in the written notice referred to in this Section 7.5. In such event, the right of any Holder to include its Registrable Securities in such registration will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Holders of a majority of the Registrable Securities and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters will be reasonably acceptable to the holders of a majority of the Registrable Securities). The Company will not be required to effect more than one (1) registration pursuant to this Section 7.5 per any twelve (12) month period nor more than three (3) registrations pursuant to this Section 7.5 in total. The Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.5 if the Company furnishes to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would not be in the best interests of the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than ninety (90) days after such certificate was mailed to the Holders; provided, however, that the Company shall not utilize this right more than once in any twelve-month period.

7.6 Obligations of the Company. Whenever required under this Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days or until such earlier time at which such Holders shall have informed the Company in writing that the distribution of their securities has been completed (such 90-day or shorter period, the "Effectiveness Period"). In addition, the Company shall:

          7.6.1 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the Effectiveness Period;

           7.6.2 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

           7.6.3 Register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction;

           7.6.4 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform his, her or its obligations under such an underwriting agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter;

           7.6.5 Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 7.6.1 on account of such event and use its best efforts to cause each such amendment and supplement to become effective;

7.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding himself, herself or itself, the Registrable Securities held by him, her or it, and the intended method of disposition of such securities as shall be required to effect the registration of his, her or its Registrable Securities.

7.8 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Sections 7.3, 7.4 and 7.5 for each Holder, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company excluding the fees and disbursements of counsel for the selling Holders. Underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Sections 7.3, 7.4 and 7.5 will be borne and paid ratably by the Holders of such Registrable Securities.

     7.9 Underwriting Requirements. In connection with any offering involving an underwriting of securities, the Company shall not be required under Sections 7.3, 7.4 and 7.5 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as in the reasonable opinion of the underwriters, marketing factors allow. If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that marketing factors allow, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes marketing factors allow (the securities so included to be reduced as follows: (a) all securities which stockholders other than the Company and the Holders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required (and exclusion is permitted by the terms of governing agreements involving registration rights), and (b) if further limitation on the number of shares to be included in the underwriting is required, then the number of shares held by Holders that may be included in the underwriting shall be reduced so that the number of shares included in the underwriting are pro rata in accordance with the number of shares of Registrable Securities held by each such Holder).

     7.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 7:

                  7.10.1 The Company will indemnify and hold harmless each Holder, the officers, directors, partners, members, agents and employees of each Holder, any underwriter (as defined in the Securities
         Act) for such Holder and each person, if any, who controls or is deemed to control such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement. The Company will reimburse each such Holder, officer, director, partner, member, agent, employee, underwriter or controlling person or person who is deemed to control for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this Section 7.10.1. shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (1) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person or (2) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

                  7.10.2 Each Holder which includes any Registrable Securities in any registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, each employee, agent, and any underwriter for the Company, and any other Holder or other stockholder selling securities in such registration statement or any of its directors, officers, partners, members, agents or employees or any person who controls such Holder or such other stockholder or such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent, or underwriter or controlling person, or other such Holder, stockholder, director, officer or controlling person may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by or on behalf of such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter or controlling person, other Holder or other stockholder, officer, director, partner, member, agent, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.10.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder (which consent shall not be unreasonably withheld or delayed), nor in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act. The obligations of the Holders hereunder are several, and not joint.

              7.10.3 Promptly after receipt by an indemnified party under this
         Section 7.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
         Section 7.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.10 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
         Section 7.10. All fees and expenses of the indemnified party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the indemnified party, as incurred, within ten (10) business days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder).

              7.10.4 If a claim for indemnification under Section 7.10.1 and
         7.10.2 is unavailable to an indemnified party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in Section 7.10.3, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

                The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.10.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                7.10.5 The indemnity and contribution agreements contained in this Section are in addition to any liability that the indemnifying parties may have to the indemnified parties.

                7.10.6 The obligations of the Company and the Holders under this Section 7.10 shall survive the conversion, if any, of the Registrable Securities and the completion of any offering of Registrable Securities in a registration statement whether under this
         Section 7 or otherwise.

    7.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 7 may be assigned by any Holder to a permitted transferee, and by such transferee to a subsequent permitted transferee, but only if such rights are transferred in connection with the sale or other transfer of not fewer than an aggregate of 1,000,000 Registrable Securities (as adjusted for stock splits up or down, combinations, stock dividends and recapitalizations) or some lesser number, if such lesser number represents all the Registrable Securities then held by such Holder and such transfer is made in compliance with this Agreement and applicable securities laws. Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement and (ii) be deemed to be a Holder hereunder.

    7.12 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration, not to exceed one hundred eighty (180) days, specified by the Company and the managing underwriter of a firm commitment public offering of the Company's Common Stock registered under the Securities Act (a "Public Offering"), it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in the registration.

7.13 Termination of Registration Rights. Notwithstanding anything to the contrary above, the right of any Holder to request registration or inclusion in any registration pursuant to Section 7 shall terminate on such date that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

7.14 Amendment of Registration Rights. Any provision of this Section 7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the aggregate of the Shares sold hereunder or a majority of the aggregate of the Shares on an as-converted to Common Stock basis (excluding shares of Common Stock that are no longer "restricted securities" under the Securities Act). Any amendment or waiver effected in accordance with this Section 7.14 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of any such securities, and the Company. By acceptance of any benefits under this Section 7, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

                                8. Miscellaneous.

8.1 Further Cooperation and Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

8.2 Survival; Assignability of Rights. All representations and warranties of the Company shall terminate on June 30, 2002. All covenants of the Company under
Section 6 shall survive the delivery of the Shares and Warrants, and shall bind the Company and its successors and assigns.

8.3 Incorporation by Reference. All exhibits and schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

8.4 Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto and to transferees of the Shares and Warrants whether so expressed or not.

8.5 Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the Company and the Investor (or upon the issuance of the shares of Common Stock issuable upon conversion of the Series F Preferred Stock, the holders of at least a majority of the Registrable Securities). Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of Registrable Securities, each transferee or future holder of such securities, and the Company.

    8.6 Governing Law; Jurisdiction. This Agreement shall be deemed a contract made under the laws of the State of Delaware and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the laws of Delaware. However, any action brought between the parties may be brought only in the state or federal courts located in Oregon, and in no other place unless the parties expressly agree in writing to waive this requirement.

    8.7 Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch), telecopied or telegraphed (effective upon receipt of the telecopy in complete, readable form), or sent via a reputable overnight courier service (effective the following business day), to the Company at its principal executive offices, with a copy to:

                  Tonkon Torp LLP
                  1600 Pioneer Tower
                  888 SW Fifth Avenue
                  Portland, OR  97204
                  Attn:  George C. Spencer
                  Fax:  (503) 972-3714

or to Investor at its address set out on the signature page hereto, or such other address as may be furnished in writing to the other parties hereto.

    8.8 Entire Agreement. This Agreement and the Exhibits and Schedules hereto together with any other agreement referred to herein (the "Additional Agreements") constitute the entire agreement among the Company and the Investor with respect to the subject matter hereof. This Agreement and such Additional Agreements supersede all prior agreements between the parties with respect to the shares purchased hereunder and the subject matter hereof.

    8.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

    8.10 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same agreement.

    8.11 Expenses. Irrespective of whether any Closing is effected, each party hereto will pay its own expenses incurred by it. Not in limitation of the foregoing, but by example thereof, the Company shall pay expenses incurred by it for services rendered to it by its consultants, accountants and attorneys; and Investor shall pay the expenses incurred by it in respect of services rendered to Investor by its consultants, attorneys and accountants.

    8.12 Publicity. Neither party shall make any press release, statement to the press, the public or other announcement concerning this Agreement nor the transactions contemplated hereby prior to publicly announcing this transaction in a filing by the Company with the SEC. The form and content of the disclosure in any filing by the Company with the SEC shall be mutually agreed upon by the parties, which agreement shall not be unreasonably withheld or delayed. After the

Company has disclosed this transaction in a filing with the SEC, each party shall cooperate with the other party in making any press release, statement to the press, the public or other announcement concerning this Agreement or the transactions contemplated hereby.

    8.13 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement including, without limitation, reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.

    8.14 Trading. Investor shall not trade in any securities of the Company until after the final Closing and until after the transaction has been publicly announced in a filing by the Company with the SEC.

         IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the day and year first above written.

                          OXIS INTERNATIONAL, INC.

                          By:      /s/ Ray R. Rogers
                                   --------------------------------------------
                          Title:   Chairman
                                   --------------------------------------------

                          INVESTOR:

                          MERIDIAN FINANCIAL GROUP LLP


                          By:    /s/Joseph R. Edington
                                 -----------------------------------------------
                                 Authorized Officer of Triax Capital Management, Inc., the Managing Partner of Investor

                          Address: 516 W. Sprague
                                   ---------------------------------------------
                                   Spokane, WA 99201
                                   ---------------------------------------------
                          Attn:    Dr. Marvin Hausman or Joseph R. Edington
                                   ---------------------------------------------

                                    EXHIBIT A
                                    ---------

                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES
                                       OF
                      SERIES F CONVERTIBLE PREFERRED STOCK
                                       OF
                            OXIS INTERNATIONAL, INC.


         Oxis International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation
     Law:

         RESOLVED, that, pursuant to authority granted to and vested in the Board of Directors of this Corporation in accordance with the provision of its Fourth Restated Certificate of Incorporation, as amended, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock") and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

         Series F Convertible Preferred Stock:



                  I.       Designation and Amount.

                  Up to 2,000,000 shares of the Corporation's authorized Preferred Stock are hereby designated as Series F Convertible Preferred Stock (the "Series F Preferred Stock") with par value $.01 per share.

                  II.      Dividends.

         No dividends shall be declared and set aside for any shares of the Series F Preferred Stock except in the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock of the Corporation, in which event the holders of the Series F Preferred Stock, subject to the prior rights of Series B and Series C Preferred Stock, shall be entitled to receive dividends in preference to the holders of Common Stock at the rate of $.03 per share of Series F Preferred Stock then outstanding from legally available funds. The right to such dividends on shares of Series F Preferred Stock shall not be cumulative and no right shall accrue to the holders of Series F Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

              III.     Liquidation, Dissolution or Winding Up.

         A.   Preference. Subject to the prior rights of the holders of Series B
              ----------
and Series C Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of Common Stock, the amount of $1.00 per share (which is the initial issue price and is subject to adjustment for stock splits, up or down, stock dividends or other corporate events resulting in the issuance of additional Series F Preferred Stock without consideration) plus any declared and unpaid dividends on such share (the "Series F Liquidation Preference"), for each share of Series F Preferred Stock then held by them. After all preferential amounts have been paid to the holders of Series F Preferred Stock and any other eligible preferred shares, all remaining assets and funds will be distributed to the holders of the other securities of the Corporation as required. If upon the occurrence of such an event, the assets and funds of the Corporation shall be insufficient to permit the payment in full to holders of the Series F Preferred Stock of the amount thus distributable, then the entire assets and funds of the Corporation legally available for such distribution shall be distributed ratably among the holders of the Series F Preferred Stock.

         A liquidation, dissolution or winding-up of the Corporation shall be deemed to have occurred within the meaning of this Article III upon (A) the sale, lease or other disposition by the Corporation of all or substantially all of its assets, or (B) the acquisition of the Corporation by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction. This means that the holders of Series F Preferred Stock, when presented with a transaction as described above in this paragraph, must choose between one or the other (but not both) of receiving the Series F Liquidation Preference or converting their shares to Common Stock in order to participate in such transaction.

         B.   Distributions Other than Cash. Whenever the distribution provided
              -----------------------------
for in this Article III shall be paid in property other than cash, the value of such distribution shall be: (x) if such securities are listed on an exchange or market, the closing price thereon as of the day preceding the date of distribution, (y) if such securities are traded on the over-the-counter market, the average of the closing bid and asked prices on such date, and (z) if such securities are not publicly traded, the fair market value as determined in good faith by the Corporation's Board of Directors.

         C.   Notices. Written notice of such liquidation, dissolution or
              -------
winding-up, stating a payment date and the place where said sums will be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series F Preferred Stock, such notice to be addressed to each stockholder at his or its mailing address as shown by the records of the Corporation.

              IV.      Voting Power.

         Each holder of Series F Preferred Stock shall be entitled to vote on all matters submitted to the Corporation's stockholders and shall be entitled to that number of votes equal to the number of votes that would be accorded to the largest number of whole shares of Common Stock into which such holder's shares of Series F Preferred Stock could be converted, pursuant to the provisions of
Article V of this Certificate, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited and, except as otherwise provided herein, shall have voting rights and powers equal to the voting rights and powers of Common Stock. Except as set forth in Article IV.B below and to those matters submitted to the stockholders wherein Delaware law requires that the Series F Preferred stockholders vote as a separate class or voting group, the holders of shares of Series F Preferred Stock shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation and shall vote with the holders of Common Stock as a single class on all matters. In all cases where the holders of shares of Series F Preferred Stock have the right to vote separately as a class or group, such holders shall be entitled to one vote for each such share held by them respectively.

              V.       Conversion Rights.

         The holders of the Series F Preferred Stock shall have the following conversion rights:

         A.   General. Subject to and in compliance with the provisions of this
              -------
Article V, any shares of Series F Preferred Stock may, at the option of the holder, be converted at any time or from time to time into such number of fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock as is determined by dividing $1.00 by the Applicable Conversion Rate as hereinafter provided. The price as to which shares of Common Stock shall be deliverable upon conversion of the shares of Series F Preferred Stock (the "Applicable Conversion Rate") shall initially be ten cents ($.10) per share of Common Stock. Such initial Applicable Conversion Rate shall be adjusted as hereinafter provided.

         The rights of conversion contained in this Article V.A may be exercised by the holder of shares of Series F Preferred Stock by giving written notice that such holder elects to convert a stated number of shares of Series F Preferred Stock into Common Stock, and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series F Preferred Stock) at any time during its usual business hours, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. In the event some but not all of the shares of Series F Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to the holder a new certificate representing the number of shares of Series F Preferred Stock that were not converted. Upon any liquidation, dissolution or winding-up of the Corporation, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the Series F Liquidation Preference.

         All rights, preferences, and privileges granted to the Series F Preferred Stock, including, without limitation, the right to receive any declared but unpaid dividends, shall terminate with respect to any shares of Series F Preferred Stock upon the conversion thereof into Common Stock.

         B. Automatic Conversion. Each share of Series F Preferred Stock shall
            --------------------
automatically be converted into such number of fully paid and nonassessable shares of Common Stock (calculated in the manner set forth in Article V.A) (i) upon the closing of an underwritten public offering of shares of the Common Stock of the Corporation, the public offering price of which was not less than three dollars ($3.00) per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and the aggregate offering proceeds (before transaction expenses and underwriting discounts) of which were not less than ten million dollars ($10,000,000) or (ii) upon the vote or written consent of the holders of not less than a majority of the then-outstanding shares of Series F Preferred Stock. Notice of an election under (ii) above shall be given by the Corporation to the holders of Series F Preferred Stock within 30 days of such vote or consent. The effective date of such conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date such vote is taken.

         C. Adjustment of Applicable Conversion Rate. The Applicable Conversion
            ----------------------------------------
Rate shall be subject to adjustment from time to time as follows:

            (a) Adjustment for Stock Splits and Combinations. If the
                --------------------------------------------
Corporation, at any time or from time to time after the Series F Preferred Stock is issued, shall effect a subdivision or split of the outstanding Common Stock, the Applicable Conversion Rate then in effect immediately before that subdivision or split shall be proportionately decreased. Conversely, if this Corporation at any time or from time to time after the Series F Preferred Stock is issued shall combine the outstanding shares of Common Stock, the Applicable Conversion Rate then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Article V.C(a) shall become effective at the close of business on the date the subdivision, split or combination becomes effective.

            (b) Adjustment for Certain Dividends and Distributions. If the
                --------------------------------------------------
Corporation at any time or from time to time after the Series F Preferred Stock is issued shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Applicable Conversion Rate then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Rate for such Series F Preferred Stock then in effect by a fraction:

                i. the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                      ii. the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Rate for such Series F Preferred Stock shall be recalculated accordingly as of the close of business on such record date, and thereafter the Applicable Conversion Rate for Series F Preferred Stock shall be adjusted pursuant to this Article V.C(b) as of the time of actual payment of such dividends or distributions.

                  (c) Adjustment for Reclassification, Exchange or Substitution.
                      ---------------------------------------------------------
If the Common Stock issuable upon the conversion of the Series F Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each share of Series F Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series F Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (d) Adjustment Notice. Whenever the Applicable Conversion Rate
                      -----------------
shall be adjusted as provided in this Article V.C, this Corporation promptly shall file, at the office of the Secretary of this Corporation and any transfer agent for the Series F Preferred Stock, a statement, signed by its President or any Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, showing in detail the facts requiring such adjustment and the Applicable Conversion Rate that shall be in effect after such adjustment. This Corporation shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, to each holder of shares of Series F Preferred Stock at each such holder's address appearing on this Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Article V.C(e) following.

                  (e) Notice of Action. In the event this Corporation shall
                      ----------------
propose to take any action of the types described in Article V.C(a), (b) or (c), the Corporation shall give notice to each holder of shares of Series F Preferred Stock, in the manner set forth in Article V.C(d), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series F Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     D. No Fractional Shares or Adjustments. No fractional shares of Common
        -----------------------------------
Stock shall be issued upon conversion of any Series F Preferred Stock, but in lieu of fractional shares this Corporation shall pay an amount in cash equal to the fair value of such fractional interest. If the Common Stock is listed on an exchange or market, the fair value shall be the closing price thereon as of the day preceding the date of conversion, or if traded on the over-the-counter market, the average of the closing bid and asked prices on such date; if such stock is not publicly traded, the fair value shall be as determined in good faith by the Board of Directors. No adjustment in the Applicable Conversion Rate shall be made if such adjustment would result in a change of less than one cent ($0.01) thereto. Any adjustment of less than one cent ($0.01) that is not made shall be carried forward and made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of one cent ($0.01) or more in the Applicable Conversion Rate.

     E. Reserved Shares. As long as any of the Series F Preferred Stock remains
        ---------------
outstanding, this Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of all such outstanding shares of Series F Preferred Stock.

        VI.  Redemption Rights.

     A. Mandatory Redemption. Subject to any limitations on redemption set forth
        --------------------
in the Corporation's Second Restated Certificate of Incorporation, as amended, if requested in writing by holders of not less than a majority of the then outstanding shares of Series F Preferred Stock at any time after February 15, 2007, the Corporation shall redeem, with funds legally available therefor, all outstanding shares of Series F Preferred Stock at a redemption price equal to the Series F Liquidation Preference plus $.03 per share of Series F Preferred Stock then outstanding (the "Redemption Value") payable by the Corporation in three (3) equal annual installments, without interest.

     B. Surrender of Certificates. Ten days prior to payment by the Corporation
        -------------------------
of the first annual installment of the Redemption Value (the "Redemption Date") , the Corporation shall mail written notice (the "Redemption Notice"), postage prepaid, to each holder of record of Series F Preferred Stock, at such holder's address as shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the Series F Preferred Stock as provided in Article VI.A hereof. The Redemption Notice shall contain the following information:

        (a) The number of shares of Series F Preferred Stock held by the holder which shall be redeemed by the Corporation on such Redemption Date pursuant to the provisions of Article VI.A;

        (b)  the Redemption Date; and

          (c) the address at which the holder may surrender to the Corporation its certificate or certificates representing shares of Series F Preferred Stock to be redeemed.

Each holder of shares of Series F Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place specified in the Redemption Notice on or before the Redemption Date designated in the Redemption Notice (provided that failure to surrender a stock certificate shall not prevent the redemption of the underlying stock), and thereupon the applicable Redemption Value for such shares as set forth in this
Article VI shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired.

     C.   Dividends After Redemption Date. No share of Series F Preferred Stock
          -------------------------------
is entitled to any dividends after the date on which the first installment of the Redemption Value is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

     D.   Redeemed or Otherwise Acquired Shares. Any shares of Series F
          -------------------------------------
Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

     E.   Funds Legally Available. If the funds of the Corporation legally
          -----------------------
available for redemption on the Redemption Date or on the date of the following two installments of the Redemption Value are insufficient to redeem all of the shares of Series F Preferred Stock submitted for redemption, those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares.

     G.   Cancellation of Series F Preferred Stock. Notice of Redemption having
          ----------------------------------------
been given as aforesaid in respect of shares of Series F Preferred Stock to be redeemed pursuant to Article VI.A, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of the payment of the first installment designated in the notice of redemption (i) none of the shares of Series F Preferred Stock represented thereby shall be deemed outstanding, (ii) the rights to receive dividends, if any, thereon shall cease to accrue, and (iii) all rights of the holders of Series F Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the remaining balance of the Redemption Value in the two remaining installments.

     VII. Protective Provisions.

     So long as at least twenty percent (20%) of the original issue amount of shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the approval of the holders of at least a majority of the then outstanding Series F Preferred Stock voting separately as a class or group:

     (a) amend or change any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred Stock;

     (b) take any action that authorizes, creates or issues shares of any class of stock having preferences superior to or on a parity with the Series F Preferred Stock;

     (c) declare or pay any dividends on or make any distribution on account of the Common Stock (other than a dividend payable solely in shares of Common Stock);

     (d) take any action that increases or decreases the authorized number of shares of the Series F Preferred Stock (other than incident to a stock split up or down);

     (e) repurchase any shares of any other series of preferred stock or Common Stock (except for the repurchase of shares of Common Stock from directors, employees and consultants, or other repurchases aggregating no more than $25,000 in any twelve-month period, or repurchases as may be required under the terms of the Series B Preferred Stock or Series C Preferred Stock);

     (f) purchase or redeem any shares of Series F Preferred Stock other than pursuant to the redemption provisions contained in Article VI of this Certificate;

     (g) effect the sale of all or substantially all of the Corporation's assets or take any action which results in the holders of the Corporation's capital stock prior to the transaction owning less than 50% of the voting power of the Corporation's capital stock after the transaction; or

     (h) permit a subsidiary of the Corporation to sell securities to a third party.

         VIII.   Notices.

         Each holder of Series F Preferred Stock shall send a copy of all notices to be given to the Corporation under this Certificate of Designation to such counsel as the Corporation may designate in writing at least five (5) business days prior to such holder sending such notice. For purposes of this
Article VIII, the initial counsel designated by the Corporation for receiving copies of notices under this Certificate of Designation shall be Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204, Attention:
George C. Spencer, facsimile number (503) 972-3714.

         IN WITNESS WHEREOF, this Certificate of Designations, Rights and Preferences is executed on behalf of the Corporation this ____day of ____________, 2002

                                       OXIS INTERNATIONAL, INC.


                                       By:_______________________________
                                              Name
                                              Title

THIS WARRANT AND THE COMMON STOCK UNDERLYING THE WARRANT (TOGETHER, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) EVIDENCE OF SUCH EXEMPTIONS REASONABLY SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY.

                            OXIS INTERNATIONAL, INC.

No. 1

                        WARRANT TO PURCHASE COMMON STOCK

          This certifies that, for value received, Meridian Financial Group, L.L.P., (the "Holder") is entitled to subscribe for and purchase 1,500,000
              ------
shares (subject to adjustment from time to time pursuant to the provisions of
Section 5 hereof) of fully paid and nonassessable Common Stock of Oxis International, Inc., a Delaware corporation (the "Company"), at the Warrant
                                                  -------
Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

          As used herein, the term "Common Stock" shall mean the Company's
                                    ------------
presently authorized Common Stock, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

     1.   Term of Warrant.
          ---------------

          The purchase or conversion right represented by this Warrant is exercisable, in whole or in part, at any time during the period beginning on the date hereof (the "Initial Exercise Date") and ending five (5) years from the
                  ---------------------
Initial Exercise Date on March 1, 2007.

     2.   Warrant Price.
          -------------

          The exercise price of this Warrant is $1.00 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof (the "Warrant Price").
 -------------

     3.   Method of Exercise; Payment; Issuance of New Warrant.
          ----------------------------------------------------

          Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as
Exhibit 1 duly executed) at the principal office of the Company and by the
---------
payment to the Company, by cash, check or wire transfer, of an amount equal to the Warrant Price per share multiplied by the number of shares then being purchased (plus any applicable issue or transfer taxes). The Company agrees that the shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof as soon as practicable thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder hereof.

     4.   Stock Fully Paid; Reservation of Shares.
          ---------------------------------------

          All Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.   Adjustment of Purchase Price and Number of Shares.
          -------------------------------------------------

          The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

          (a) Reclassification, Consolidation or Merger. In case of any
              -----------------------------------------
reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company in exchange for equity securities of the acquiror, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers and transfers.

          (b) Subdivision or Combination of Shares. If the Company at any time
              ------------------------------------
while this Warrant remains outstanding and unexpired shall subdivide its Common Stock into a greater number of shares or combine (by reverse split or any other form of combination) its Common Stock into a smaller number of shares, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c) Stock Dividends. If the Company at any time while this Warrant is
              ---------------
outstanding and unexpired shall pay a dividend with respect to the Common Stock payable in Common Stock (or any other property or securities of the Company), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend (and, as necessary, adjusted to take into account any dividend payable in any property or security other than Common Stock).

          (d) Adjustment of Number of Shares. Upon each adjustment in the
              ------------------------------
Warrant Price pursuant to either of Sections 5(b) or 5(c), the number of shares of Common Stock purchasable hereunder shall be adjusted, in whole shares to an amount equal to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     6.   Notice of Adjustments.
          ---------------------

          Whenever any Warrant Price shall be adjusted pursuant to Section 5 above, the Company shall give notice of the adjustment to the Holder of this Warrant. Such notice shall state the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant. The Company shall cause copies of such notice to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 11(d) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

     7.   Fractional Shares.
          -----------------

          No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     8.   Compliance with the Act.
          -----------------------

          The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment purposes only and for such Holder's own account and not with a view to distribution in violation of applicable securities laws, and that such Holder will not offer, sell or otherwise dispose of this

Warrant or any shares of Common Stock to be issued upon exercise hereof unless this Warrant and the shares of Common Stock to be issued upon exercise have been registered under the Act and applicable state securities laws or (i) registration under the Act and applicable state securities laws is not required and (ii) evidence of such exemptions reasonably satisfactory to the Company is furnished to the Company.

     9.   Transfer of Warrant.
          -------------------

          This Warrant is issued pursuant to that certain Series F Preferred Stock Purchase Agreement dated January 30, 2002 between Company and Holder (the "Series F Agreement") and may be transferred to or succeeded by any person, in
 ------------------
whole or in part, only in accordance with the terms and conditions of the Series F Agreement; provided, however, that in addition to any requirements imposed by the Series F Agreement, the Company is given written notice by the transferor at the time of such proposed transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned; and the basis for compliance under this Warrant for such transfer.

     10.  Accredited Investor.  Holder is an "accredited investor" within the
          ------------------
meaning of the Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

     11.  Miscellaneous.
          -------------

          (a) No Rights as Shareholder. No holder of this Warrant shall be
              ------------------------
entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          (b) Replacement. On receipt of evidence reasonably satisfactory to the
              -----------
Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory to Company or, at the Company's option, upon delivery of some other reasonably satisfactory form of assurance to the Company, or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

          (c) Notice of Capital Changes. In case:
              -------------------------

              (i) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

              (ii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

              (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the Holder of this Warrant written notice, in the manner set forth in Section 11(d) below, of the date on which a record shall be taken for such dividend or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given not less than 20 days prior to the record date in respect thereof.

          (d) Notice. Any notice given to either party under this Warrant shall
              ------
be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three business days after the mailing thereof if sent first-class mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

          (e) No Impairment. The Company will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

          (f) Restrictive Legend. Any certificate evidencing any shares issued
              ------------------
pursuant to the exercise of this Warrant shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (g) Waiver. This Warrant and any term hereof may be changed, waived,
              ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          (h) No Limitation on Company Action. No provisions of this Warrant and
              -------------------------------
no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

          (i) Attorneys' Fees. In the event that any dispute among the parties
              ---------------
to this Warrant should result in litigation, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement including, without limitation, reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.

          (j) Governing Law. This Warrant shall be governed by and construed
              -------------
under the laws of the State of Delaware.

          IN WITNESS WHEREOF, this Warrant is executed as of March 5, 2002.

                                                   OXIS INTERNATIONAL, INC.


                                                   By:__________________________

                                                   Title:_______________________

                                                                       EXHIBIT 1

                               NOTICE OF EXERCISE

TO:  Oxis International, Inc.
     Attn: Chief Financial Officer
     6040 N. Cutter Circle, Suite 317
     Portland, OR 97217-3935

1. The undersigned hereby elects to purchase _________ shares of Common Stock of Oxis International, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

              ___________________________________________________
                                     (Name)

              ___________________________________________________

              ___________________________________________________
                                    (Address)

3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment purposes and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Dated:_____________________

                                           _____________________________________
                                           Signature

                                           _____________________________________
                                           Print Name

                                    EXHIBIT C

        Schedule of Exceptions Provided Under Section 2 of the Agreement

          The following number references are to subsections of Section 2 of the
Agreement:

          Section 2.5: The Company has issued options to employees, consultants
          -----------
and directors to purchase common stock, either by separate board action with respect to specific options or by board approval of options granted under the terms of the Company's 1994 Stock Incentive Plan. Stock Options granted in the foregoing manner total 1,953,229 shares presently granted and unexercised. In addition the Company has issued warrants to certain investors for the purchase of an additional 3,440,127 shares of common stock. These warrants are presently outstanding and the board has approved an offer (to be presented soon) to these warrant holders which involves the unilateral amendment by OXIS to lower the exercise price in all cases to $1 per share and to extend Year 2000 issues for approximately one year, to May, 2003.

          Section 2.7: The Company previously has made a contractual commitment
          -----------
to register for resale shares privately placed with a small group of investors. In that regard the Company filed a registration statement with the SEC on Form S-3 effective December 22, 2000 enabling investors to sell their shares using the prospectus which is part of that registration filing.

          Section 2.9: To conserve cash and refocus the business plan of OXIS
          -----------
going forward, the operating subsidiaries of the Company have curtailed business in a number of areas and, in the case of the Instruments business, terminated that business all together. As a result, trade payables and other operating liabilities have increased, remain outstanding as of this date and, in a number of instances, represent contingent or actual claims which in the aggregate have a Material Adverse Effect on the business and financial condition of the Company. Management has been working to settle and otherwise compromise these claims and it has an expectation that these liabilities will be settled but no assurance can be given that resolution of all such liabilities and claims will be successful.

          Dr. Paul Sharpe, a former chief executive officer and director of the Company, in May 2001 threatened to file suit against the Company and possibly also against certain of its directors and officers based on a variety of employment and federal securities law claims. Management, in late June and early July, advised Dr. Sharpe's counsel that (i) it believes such claims are without merit and the Company has good and valid defenses thereto, (ii) because of the time, effort and expense that would be involved in litigation in England, where Dr. Sharpe resides, the Company has not pursued claims that management believes the Company has against Dr. Sharpe based upon acts and conduct in which he engaged during his tenure with the Company, (iii) that the Company and its directors and officers will vigorously contest any claims Dr. Sharpe may assert through litigation, and (iv) in the vent that Dr. Sharpe does initiate litigation, the Company will assert and prosecute the claims management believes the Company has against him.